Exhibit 4(c)(7)

                                 FIFTH AMENDMENT


     FIFTH  AMENDMENT,  dated as of  July17,  2002,  among  WEST  PHARMACEUTICAL
SERVICES, INC., a Pennsylvania corporation (the "Company"), the direct and indirect subsidiaries of the Company listed on the signature pages hereto (together with the Company, collectively, the "Borrowers"), the several banks and other financial institutions parties to the Credit Agreement (as hereinafter defined) (collectively, the "Banks"), and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Banks (in such capacity, the "Agent").


                              W I T N E S S E T H:


     WHEREAS, the Borrowers, the Banks and the Agent are parties to a Credit Agreement, dated as of July 26, 2000 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement");

     WHEREAS, pursuant to Section 2.14(d) of the Credit Agreement, the Borrowers have requested an extension of the 364 Day Commitments under the Credit Agreement from July 22, 2002 until July 20, 2003;

     WHEREAS, the Borrowers have requested that they be permitted to increase from time to time the amount of the 364 Day Commitments, up to a maximum of to $65 million, which is the original amount of the 364 Day Commitments; and

     WHEREAS, each of the 364 Day Banks has agreed to extend its 364 Day Commitment until July 20, 2003 and the Required Banks have agreed to permit the Borrowers to increase the 364 Day Commitments, in each case on the terms and subject to the conditions set forth herein.

     NOW,   THEREFORE,   in   consideration  of  the  foregoing  and  for  other
consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     2. Extension of 364 Day Commitments. Effective on and as of July 23, 2002, the 364 Day Commitments of each of the 364 Day Banks shall be extended until July 20, 2003. In furtherance thereof, clause (a) of the definition of "364 Day Termination Date" is hereby amended by deleting the date "July 22, 2002" and inserting in lieu thereof the date "July 20, 2003".

     3. Increase in 364 Day Commitments.

     (a)  Effective  on and as of July  23,  2002,  Section  2.14 of the  Credit
Agreement is hereby amended by adding at the end thereto the following new subsection (e):

          "(e) (i) The Borrowers may at any time and from time to time, subject to the last sentence hereof, request an increase in the 364 Day Commitments of the 364 Day Banks by sending a written notice thereof to all of the 364 Day Banks and the Agent. Such notice shall specify the total amount of the increase requested by the Borrowers (the "Requested Increase"); provided that, the aggregate amount of the 364 Day Commitments shall not at any time exceed $65,000,000 less than the aggregate amount of any permanent reductions of the 364 Day Commitments pursuant to subsection 2.14(b) hereof. The fees, if any, for any increase in the 364 Day Commitments shall be determined at the time of any request for any such increase. Each 364 Day Bank shall respond in writing to the Borrowers (with a copy simultaneously sent to the Agent), within thirty (30) days of receipt of a Requested Increase (or such shorter period as the Agent and the Borrowers shall agree), stating the maximum amount, if any, by which such 364 Day Bank is willing to increase its 364 Day Commitment (the "Offered Amount"). If the total of the Offered Amount for all of the 364 Day Banks is greater than the Requested Increase, the Requested Increase shall be allocated amongst the offering 364 Day Banks as the Borrowers and the Agent shall agree and, absent any such agreement, pro rata based on each 364 Day Bank's then existing 364 Day Commitment Percentage. Any 364 Day Bank that increases its 364 Day Commitment shall execute and deliver to the Agent a duly completed commitment and acceptance in form and substance acceptable to the Agent, and the Borrowers shall pay to the Agent a processing and recordation fee of $3,000. If the total of the Offered Amount for all of the 364 Day Banks is equal to or less than the Requested Increase (x) unless the Borrowers and the Agent shall otherwise agree, each 364 Day Bank's 364 Day Commitment shall increase by its Offered Amount and (y) the Borrowers may, subject to the consent of the Agent, offer the difference, if any, between the Requested Increase and the amount of the increase in the 364 Day Commitments pursuant to clause (x) above to one or more new banks or other financial institutions (each a "Proposed New Bank"). If the Borrowers request that a Proposed New Bank join this Agreement and provide a 364 Day Commitment hereunder, the Borrowers shall at least seven (7) days prior to the date (or such other period as the Agent and the Borrowers shall agree) on which such Proposed New Bank proposes to join this Agreement notify the Agent of the name of the Proposed New Bank and the amount of its proposed 364 Day Commitment and deliver a duly completed joinder agreement with respect to such Proposed New Bank in form and substance acceptable to Agent (the "New 364 Day Bank Joinder"), together with a processing and recordation fee of $3,000. Upon the consent of the Agent to a Proposed New Bank joining this Agreement (which consent shall not be unreasonably withheld or delayed), such Proposed New Bank shall join this Agreement pursuant to the provisions of subsection 9.6(j), including that its minimum 364 Day Commitment be at least $5,000,000 or such lesser amount as the Agent shall agree. The Borrowers may make two (2) Requested Increases.

          (ii) Following any increase in 364 Day Commitments pursuant to this subsection 2.14(e), the Agent shall send to the Banks and the Borrowers a revised Schedule I setting forth the new 364 Day Commitments of the 364 Day Banks. Such schedule shall replace the existing Schedule I if no Bank objects thereto within ten (10) days of its receipt thereof.

          (iii) Notwithstanding anything to the contrary in this subsection 2.14(e), (x) the Borrowers may not request an increase in the 364 Day Commitments if at the time of such request a Default or Event of Default shall exist and (y) no increase in the 364 Day Commitments (including by way of the addition of a Proposed New Bank) shall become effective if on the date that such increase would become effective, a Default or Event of Default shall exist.

     (b) Effective on and as of July 23, 2002, Section 9.6 of the Credit Agreement is hereby amended by adding at the end thereto the following new subsection

          (j): "(j) As provided in subsection 2.14(e) hereof, any Proposed New Bank shall, at least seven (7) days before the proposed effective date of such Proposed New Bank's joinder hereto, complete, execute and deliver to the Agent a New 364 Day Bank Joinder, together with a processing and recordation fee of $3,000. Such New 364 Day Bank Joinder shall include, among other things, a joinder to this Agreement and otherwise be in form and substance acceptable to the Agent and the Borrowers. Upon the effective date of such joinder and the obtaining of the Agent's consent (which consent shall not be unreasonably withheld or delayed), such Proposed New Bank shall become a party hereto (hereinafter referred to as an "Additional 364 Day Bank") and shall be one of the 364 Day Banks hereunder for all purposes, except as provided below. Such Additional 364 Day Bank's rights and the rights of any existing 364 Day Bank which increases its 364 Day Commitment pursuant to subsection 2.14(e) shall be limited in the following respects: (i) on the effective date of such joinder or increase, the
     Borrowers shall repay all outstanding 364 Day Loans that are Base Rate Loans, if any, and reborrow a like amount of 364 Day Loans that are Base Rate Loans from the 364 Day Banks, including the Additional 364 Day Bank, according to their new 364 Day Commitment Percentages and (ii) such Additional 364 Day Bank or existing 364 Day Bank which increases its 364 Day Commitment shall not participate in any 364 Day Loans that are LIBOR Loans (except, with respect to an existing 364 Day Bank, with respect to its existing interest) which are outstanding on the effective date of such joinder or increase but shall participate in all new Loans made to the
     Borrowers after the effective date of such joinder or increase in accordance with its new 364 Day Commitment Percentage, including, without limitation, new LIBOR Loans and renewals and conversions of LIBOR Loans. If the Borrowers should (i) renew after the effective date of such joinder or increase any 364 Day Loans that are LIBOR Loans existing on such effective date or (ii) convert after the date of such joinder or increase any 364 Day Loans that are LIBOR Loans existing on such effective date, the Borrowers shall be deemed to repay the applicable LIBOR Loans on the conversion or renewal date, as the case may be, and then reborrow a similar amount on such date so that the Additional 364 Day Bank and any 364 Day Bank that increases its 364 Day Commitment shall participate in such LIBOR Loans after such renewal or conversion date in accordance with its 364 Day Commitment Percentage. Simultaneously with the execution and delivery of such joinder or the increase in a 364 Day Bank's 364 Day Commitment, the Borrowers shall execute a new 364 Day Note for such Additional 364 Day Bank or existing 364 Day Bank. Notwithstanding the foregoing, upon the occurrence of an Event of Default prior to the date on which such Additional 364 Day Bank or such existing 364 Day Bank that is increasing its 364 Day Commitment is holding 364 Day Loans that are LIBOR Loans equal to its pro rata share (in accordance with its then 364 Day Commitment
     Percentage without giving effect to any termination of the 364 Day Commitments), such 364 Day Bank shall, upon notice from the Agent, on or after the date on which the Loans are accelerated or become due following such Event of Default, pay to the Agent (for the account of the other 364 Day Banks, to which the Agent shall pay their pro rata share thereof promptly after receipt) a sum equal to such 364 Day Bank's pro rata share of each 364 Day Loan that is a LIBOR Loan then outstanding with respect to which such 364 Day Bank does not then hold its pro rata share in accordance with its 364 Day Commitment Percentage; such payment by such 364 Day Bank shall constitute a Base Rate Loan hereunder.

     4. Representations and Warranties. The Borrowers hereby represent and warrant to the Banks and the Agent that:

     (a) There exists no Default or Event of Default under the Credit Agreement as amended hereby;

     (b) The representations and warranties made in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof; and

     (c) The execution and delivery of this Amendment by and on behalf of the Borrowers has been duly authorized by all requisite action on behalf of the Borrowers and this Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     5. Effectiveness. This Amendment shall become effective on the date on which the Agent shall have received (a) counterparts hereof duly executed by the Borrowers and each 364 Day Bank, (b) an extension fee for the benefit of each 364 Day Bank in the amount of 10 basis points (0.10%) on the amount of such Bank's 364 Day Commitment and (c) for the account of PNC Capital Markets, Inc., such arrangement fees as shall have been agreed to with the Borrowers.

     6. Limited Effect. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms and the Borrowers hereby confirm all of the provisions of the Credit Agreement and the other Loan Documents.

     7. Release. Recognizing and in consideration of each of the 364 Day Banks extending its 364 Day Commitment and the other amendments provided herein, each of the Borrowers hereby waives and releases all of the Banks and the Agent and their officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that such Borrower ever had or now has against any of them arising out of or relating to any Bank's or the Agent's acts or omissions with respect to this Amendment, the Credit Agreement, the other Loan Documents or any other matters described or referred to herein or therein.

     8. Miscellaneous.

     (a) Expenses. Each of the Borrowers agrees to pay all of the Agent's reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Amendment and the other documents executed in connection herewith, including, without limitation, the reasonable fees and expenses of Ballard Spahr Andrews & Ingersoll, LLP.

     (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (c) Successor and Assigns. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns.

     (d)   Counterparts.   This  Amendment  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

     (e) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

     (f) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                          WEST PHARMACEUTICAL SERVICES, INC.


                                          By: /s/ Michael A. Anderson
                                          Name: Michael A. Anderson
                                          Title: Vice President and Treasurer


                                          WEST PHARMACEUTICAL SERVICES
                                          OF FLORIDA, INC.


                                          By: /s/ Michael A. Anderson
                                          Name: Michael A. Anderson
                                          Title: Vice President


                                          WEST PHARMACEUTICAL SERVICES
                                          LAKEWOOD, INC.


                                          By: /s/ Michael A. Anderson
                                          Name: Michael A. Anderson
                                          Title: President


                                          WEST PHARMACEUTICAL SERVICES
                                          GROUP LIMITED


                                          By: /s/ John R. Gailey III
                                          Name: John R. Gailey III
                                          Title: Director


                                          PACO LABORATORIES, INC.


                                          By: /s/ Michael A. Anderson
                                          Name: Michael A. Anderson
                                          Title: President


                                          WEST PHARMACEUTICAL SERVICES
                                          CANOVANAS, INC.


                                          By: /s/ Michael A. Anderson
                                          Name: Michael A. Anderson
                                          Title: President


                                          WEST PHARMACEUTICAL SERVICES
                                          OF DELAWARE, INC.


                                          By: /s/ Michael A. Anderson
                                          Name: Michael A. Anderson
                                          Title: President


                                          WEST PHARMACEUTICAL SERVICES
                                          VEGA ALTA, INC.


                                          By: /s/ Michael A. Anderson
                                          Name: Michael A. Anderson
                                          Title: President


                                          WEST PHARMACEUTICAL
                                          CLEVELAND, INC.


                                          By: /s/ Michael A. Anderson
                                          Name: Michael A. Anderson
                                          Title: President



                                          PNC BANK, NATIONAL ASSOCIATION,
                                          as a Bank and as Agent


                                          By: /s/ Frank A. Pugliese
                                          Name: Frank A. Pugliese
                                          Title: Vice President


                                          WACHOVIA BANK, NATIONAL
                                          ASSOCIATION (formerly known as
                                          FIRST UNION NATIONAL BANK)


                                          By: /s/ Jeanette A. Griffin
                                          Name: Jeanette A. Griffin
                                          Title: Vice President


                                          DRESDNER BANK, AG, NEW YORK AND
                                          GRAND CAYMAN BRANCHES


                                          By: _______________________________
                                          Name:_____________________________
                                          Title:______________________________


                                          By:_______________________________
                                          Name:_____________________________
                                          Title:______________________________


                                          NATIONAL CITY BANK


                                          By: /s/ Thomas J. McDonnell
                                          Name: Thomas J. McDonnell
                                          Title: Senior Vice President



                                          JP MORGAN CHASE BANK (formerly
                                          known as THE CHASE MANHATTAN BANK)


                                          By:_______________________________
                                          Name:_____________________________
                                          Title:______________________________


                                          CITIZENS BANK OF PENNSYLVANIA


                                          By: /s/ Mark Turie
                                          Name: Mark Turie
                                          Title: Vice President